As filed with the Securities and Exchange Commission on April 27, 2004
 Reg. No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                               RF INDUSTRIES, LTD.
               (Exact name of issuer as specified in its charter)

                                Nevada 88-0168936
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                                7620 Miramar Road
                               San Diego, CA 92126
                                 (818) 549-6340
                        (Address, including zip code, and
                    telephone number, including area code, of
                    Registrant's principal executive offices)

                            -------------------------

                              EMPLOYMENT AGREEMENTS
                            (Full title of the plans)

                            -------------------------

                      Howard Hill, Chief Executive Officer
                               RF INDUSTRIES, LTD.
                                7620 Miramar Road
                               San Diego, CA 92126
                                 (858) 549-6340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               Istvan Benko, Esq.
                      Troy & Gould Professional Corporation
                       1801 Century Park East, Suite 1600
                          Los Angeles, California 90067
                                 (310) 553-4441
                               FAX: (310) 201-4746


                         CALCULATION OF REGISTRATION FEE

============================================== ===================== ==================== =================== ====================
                                                                      Proposed maximum     Proposed maximum
             Title of securities                   Amount to be        offering price     aggregate offering       Amount of
              to be registered                    registered(1)           per share            price(1)       registration fee(1)
---------------------------------------------- --------------------- -------------------- ------------------- --------------------
Common Stock, $.01 par value............          200,000 shares            $2.90              $580,000             $73.49
---------------------------------------------- --------------------- -------------------- ------------------- --------------------
Common Stock, $.01 par value............          100,000 shares            $2.13              $213,000             $26.99
---------------------------------------------- --------------------- -------------------- ------------------- --------------------
Total                                             300,000 shares                               $783,000             $100.48
---------------------------------------------- --------------------- -------------------- ------------------- --------------------

(1)    Computed in accordance with Rule 457(h) of the General Rules under the Securities Act of 1933.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.*



Item 2.  Registrant Information and Employee Plan Annual Information.*



-------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The following documents filed by RF Industries, Ltd. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") (Commission File No. 000-13301) are incorporated herein by reference: (a) the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended October 31, 2003; (b) the Current Report on Form 8-K filed with the Commission on March 3, 2004, (c) the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 2004; and (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report subsequently filed by the Company for the purpose of updating that description.

     In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed incorporated herein by reference and to be a part hereof from the date of filing of such document.

Item 6.  Indemnification of Directors and Officers

     Subsection 1 of Section 78.7302 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

     Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the personal acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defenses of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by Section
78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

         Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

     Article XV of the Company's Articles of Incorporation, as amended, provides for the indemnification of directors, employees and agents to the fullest extent permissible under Nevada law. This Article also provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of the Company under the Securities Act of 1933.

Item 8.  Exhibits

     The  following  exhibits  included  herewith  or  incorporated   herein  by
reference are made a part of this Registration Statement:


       5 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.*
       23.1       Consent of JH Cohn LLP.*
       23.2       Consent of Troy & Gould Professional Corporation ( included in
                  Exhibit 5.)*
       24.1       Power of Attorney (included on signature page).
-----------------

 *    Included herewith.


Item 9.   Undertakings

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Actof 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on this __ day of April, 2004.

                                               RF INDUSTRIES LTD.

                                               By: /s/ Howard F. Hill
                                                 ------------------------
                                                  Howard F. Hill
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Howard F. Hill such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on such person's behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                             Date
-----------                 -----                            ------

  /s/ Howard F. Hill        Chief Executive Officer           April 27, 2004
------------------------    and Director
Howard F. Hill

  /s/ Terrie Gross          Chief Financial Officer and       April 27, 2004
------------------------    Principal Accounting Officer
Terrie Gross

 /s/ Henry E. Hooper        Director                          April 27, 2004
------------------------
Henry E. Hooper

 /s/ John Ehret             Director                          April 27, 2004
------------------------
John Ehret

 /s/ Robert Jacobs          Director                          April 27, 2004
------------------------
Robert Jacobs

 /s/ Linde Kester           Director                          April 27, 2004
------------------------
Linde Kester

 /s/ Marvin Fink            Director                          April 27, 2004
------------------------
Marvin Fink